EXHIBIT 23

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-56965) and in the Registration Statements on Form S-8 (Nos. 33-01893, 33-45900, 33-39529,33-63732, 33-61240, 33- 61238, 33-50369 and 33-52699) of Crown Cork &
Seal Company, Inc. of our report dated February 10, 1995 appearing on page 19 of this Form 10-K.


Price Waterhouse LLP
Philadelphia, Pennsylvania
March 31, 1995